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                                                                     Exhibit 3.2
                                     BYLAWS

                                       OF

                                 TELKONET, INC.

                                    ARTICLE I
                                     Office

         SECTION 1.1 OFFICE. The Corporation shall maintain such offices, within or without the State of Utah as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors.

                                   ARTICLE II
                              Shareholder's Meeting

         SECTION 2.1 ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Utah as shall be set forth in compliance with these Bylaws. The annual meeting shall be held at such time and place as shall be determined by the Board of Directors. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before it.

         SECTION 2.2 SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Chairman of the Board, the President, a majority of the directors or by a shareholder or shareholders holding of record at least ten percent (10%) of the outstanding shares of the Corporation. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting.

         SECTION 2.3 NOTICE OF SHAREHOLDERS' MEETING. The Secretary shall give written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, which shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally, by facsimile, by mail, by express cover or by any other means provided for under the Utah Revised Business Corporation Act (the "Act"), as the same may be amended from time to time to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.

         SECTION 2.4 NOTICE NOT REQUIRED. Notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without objecting thereto, and if any shareholder shall, either personally, by facsimile, by mail, by express cover or by any other means provided for under the Act, waive notice of any meeting, whether before or after such meeting shall be held, notice thereof need not be given to him. Notice of any adjourned meeting of the shareholders shall not be required to be given, except where expressly required by law.

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         SECTION 2.5 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal business office of the Corporation.

         SECTION 2.6 RECORD DATE. The Board of Directors may fix a date not less than ten (10) nor more than seventy (70) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at, such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed seventy (70) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination.

         SECTION 2.7 QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

         SECTION 2.8 VOTING. A holder of an outstanding share entitled to vote at a meeting in accordance with the terms and provisions of the Articles of Incorporation and these Bylaws may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share entitled to vote held in his name on the record of shareholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         SECTION 2.9 PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed In writing by the shareholder or by his duly authorized attorney in fact. such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless provided in the proxy.

         SECTION 2.10 INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes entitled to vote with respect to the subject matter thereof, provided that the Corporation complies with the provisions of the Act with respect thereto.

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                                   ARTICLE III
                               Board of Directors

         SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall, in all cases, act as a Board and may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper, consistent with these Bylaws and the laws of this State.

         SECTION 3.2 NOMINATION FOR DIRECTORS AND SUBMISSION OF PROPOSALS.

         (a) Nominations for directors to be elected may be made at a meeting of shareholders only by (i) the Board of Directors (or any committee thereof), or
(ii) a shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedure set forth in Section 3.2(b) of these Bylaws. Business may be conducted at a meeting of the shareholders of the Corporation only if such business (i) was specified in the notice of meeting (or any supplement thereto) given by the Board of Directors,
(ii) is otherwise properly brought before the meeting by the Board of Directors, or (iii) is otherwise properly brought before the meeting by a shareholder of the Corporation in accordance with the procedure set forth in Section 3.2(b) of these Bylaws. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of shareholders, the Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

         (b) Beginning with the annual meeting of the shareholders to be held in 2000, nominations by shareholders for directors to be elected, or proposals by shareholders to be considered, at a meeting of shareholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, not later than (i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of shareholders, the latest date upon which shareholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held, or a proposal to be considered, at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such nomination or proposal shall set forth: (i) the name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted; (ii) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. All late nominations and proposals shall be rejected.

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         SECTION 3.3 NUMBER, TENURE, AND QUALIFICATIONS. The number of directors for the initial Board of Directors of the Corporation shall be not less than three (3) nor more than fifteen (15) members. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation. The number of directors may be changed by resolution adopted by the Board of Directors.

         SECTION 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than by these Bylaws, at such places and times as the Board of Directors shall from time to time determine. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the Chief Executive Officer or by a majority of the directors. The Secretary shall give notice of the time, place, and purpose or purposes of such special meeting by delivering the written notice personally, by facsimile, by mail, by express cover or by any other means provided for under the Act at least three (3) days before the meeting to each director.

         SECTION 3.6 QUORUM. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

         SECTION 3.7 MANNER OF ACTING. At all meetings of the Board of Directors, each director shall have one (1) vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors. The directors may conduct a meeting by means of a telephone conference or any similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 3.8 VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except removal of a director without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of a director without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall hold office for the unexpired term of his predecessor.

         SECTION 3.9 REMOVAL. Directors may be removed at any time with or without cause, by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote. Directors may also be removed for cause by vote of a majority of the Board of Directors (excluding the affected director). Such vacancy shall be filled by the directors then in office, though less than a quorum, to hold office until the next annual meeting or until his


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successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office if a director is elected by a voting group of shareholders, unless the shareholders of such voting group may participate in the vote to remove such director.

         SECTION 3.10 RESIGNATIONS. A director may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall become effective upon its acceptance by, the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall be deemed effective upon the tenth day following receipt thereof.

         SECTION 3.11 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.12 COMPENSATION. Directors shall not receive any stated salary for their services, but, by resolution of the Board of Directors, the directors may be paid for their expenses, if any, of attendance at any meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.13 EMERGENCY POWER. When, due to a national disaster or death, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors can attend or vacancies can be filled pursuant to these Bylaws.

         SECTION 3.14 CHAIRMAN. The Board of Directors may elect from its own number a Chairman of the Board, who shall initiate, organize and preside at all meetings of the Board of Directors, provide the agenda therefor and shall perform such other duties as may be prescribed from time to tome by the Board of Directors.

         SECTION 3.15 DIRECTOR'S COMMITTEES. The following committees of the Board of Directors may be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit Committee; and (c) Compensation Committee.

         (a) EXECUTIVE COMMITTEE. The Executive Committee shall consist of at least two (2) directors. Meetings of the Executive Committee may be called at any time by the Chairman of the Executive Committee and shall be called whenever two or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of the regular meetings of the Board.

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         (b) AUDIT COMMITTEE. The Audit Committee shall consist of at least two
(2) directors, a majority of which shall be independent. Meetings of the Audit Committee may be called at any time by the Chairman of the Audit Committee and shall be called whenever two or more members of the Committee so request in writing. The Audit Committee shall have the following authority, powers and responsibilities:

                  (1) To recommend each year to the Board the independent accountants to audit the annual financial statements of the Corporation and its consolidated subsidiaries and to review the fees charged for such audits or for special engagements given to such accountants;

                  (2) To meet with the independent accountants, Chief Executive Officer, Chief Financial Officer and any other Corporation executives as the Audit Committee deems appropriate at such times as the Audit Committee shall determine to review: (i) the scope of the audit plan; (ii) the Corporation's financial statements; (iii) the results of external and internal audits; (iv) the effectiveness of the Corporation's system of internal controls; (v) any limitations imposed by Corporation personnel on the independent public accountants; and (vi) such other matters as the Audit Committee shall deem appropriate;

                  (3) To report to the entire Board at such time as the Audit Committee shall determine; and

                  (4) To take such other action as the Audit Committee shall deem necessary or appropriate to assure that the interests of the Company are adequately protected.

         (c) COMPENSATION COMMITTEE. The Compensation Committee shall consist of at least two (2) directors. Meetings of the Compensation Committee may be called at any time by the Chairman of the Committee and shall be called whenever two or more members of the Committee so request in writing. The Committee shall review compensation of executive officers and make recommendations to the Board of Directors regarding executive compensation and shall have such other duties as the Board of Directors prescribes.

         (d) APPOINTMENT OF COMMITTEE MEMBERS. The Board of Directors shall appoint or shall establish a method of appointing the members of the Executive, Audit and Compensation Committees and of any other committee established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of shareholders.

         (e) ORGANIZATION AND PROCEEDINGS. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. The Secretary of the Executive Committee shall be the Secretary of the Corporation, but the Secretary of the Audit and Compensation Committees and of any other committee need not be the Secretary of the Corporation. A record of the proceedings of all committees shall be kept by the Secretary of such committee and filed and presented as provided in Section 3.16 of these Bylaws.

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         (f) COMMITTEES. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member.

         SECTION 3.16 REPORTS AND RECORDS. The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

                                   ARTICLE IV
                                    Officers

         SECTION 4.1 NUMBER. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may also be elected and appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers may or may not be directors or shareholders of the Corporation.

         SECTION 4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation are to be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 4.3 RESIGNATIONS. Any officer may resign at any time by giving written resignation either to the President or to the Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         SECTION 4.4 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the office in question if he is also a director.

         SECTION 4.5 VACANCIES. A vacancy in any office because of death resignation, removal, disqualification or otherwise, or if a new office shall be created or may be filled by the Board of Directors for the unexpired portion of the term.

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         SECTION 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

         SECTION 4.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board of Directors.

         SECTION 4.8 PRESIDENT. The President shall perform such duties as are incident to his or her office as prescribed by the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of the Directors or the President.

         SECTION 4.9 VICE PRESIDENTS. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and the President or their refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.

         SECTION 4.10 SECRETARY. The Secretary shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

         SECTION 4.11 TREASURER. The Treasurer shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the


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Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

         SECTION 4.12 ASSISTANT OFFICERS. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, Chief Executive Officer, President or the Officer to whom he or she is an assistant. In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

         SECTION 4.13 OTHER OFFICERS. Other officers appointed by the Board of Directors shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

         SECTION 4.14 SALARIES. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.

         SECTION 4.15 SURETY BONDS. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

                                    ARTICLE V
                      Contracts, Loans, Checks and Deposits

         SECTION 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agents or agent, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 5.2 LOANS. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation or indebtedness under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized in writing by resolution of the Board of Directors. Any such authorization may be general or confined to specific instances.

         SECTION 5.3 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by resolution of the Board of Directors.

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         SECTION 5.4 CHECKS AND DRAFTS. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may, by resolution, determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may, by resolution, determine.

                                   ARTICLE VI
                                  Capital Stock

         SECTION 6.1 CERTIFICATES OF STOCK. Every shareholder shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the President and the Secretary of the Corporation, certifying the number of shares of stock of the Corporation owned by him or her. No certificate shall be issued for any share until such share is fully paid. Each certificate representing shares shall state that the Corporation is organized under the laws of the State of Utah, the name of the person to whom issued, and the par value of each share represented by such certificate or a statement that the shares are without par value. Each stock certificate issued by or on behalf of the Corporation shall have written, stamped, printed, or otherwise affixed on the face or back thereof a legend, stating in substance:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF ANY EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THE HOLDER HEREOF SHALL HAVE COMPLIED WITH ALL PROVISIONS OF THE ARTICLES OF INCORPORATION AND ANY APPLICABLE AGREEMENT WITH THE CORPORATION AND/OR SHAREHOLDERS OF THE CORPORATION AFFECTING THE SALE THEREOF.

         Each such stock certificate shall be transferable on the stock books of the Corporation in person or by attorney, but, in except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

         SECTION 6.2 CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President and by the Secretary or such other officers authorized by law and authorized by the Board of Directors. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholder, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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         SECTION 6.3 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and. on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6.4 TRANSFER AGENT AND REGISTRAR. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

         SECTION 6.5 LOST OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representatives to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. At the direction of the Board a new certificate may be issued without requiring any bond.

         SECTION 6.6 CONSIDERATION FOR SHARES. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

         SECTION 6.7 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation In connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE VII
                                 Indemnification

         SECTION 7.1 INDEMNIFICATION. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation by reason of his office. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director of officer of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses


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reasonably incurred by him in connection with any such claim or liability;
including power to defend such person from all suits as provided for under the provisions of the Act; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

         SECTION 7.2 OTHER INDEMNIFICATION. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or of the Act.

         SECTION 7.4 SETTLEMENT BY CORPORATION. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                                  ARTICLE VIII
                                Waiver of Notice

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time state therein, shall be deemed equivalent to the giving of, such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                   ARTICLE IX
                                   Amendments

         These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in


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such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by the Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote.

                                    ARTICLE X
                                   Fiscal Year

         The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                   ARTICLE XI
                                    Dividends

         SECTION 11.1 PAYMENT OF DIVIDENDS. The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends on its outstanding shares payable out of the surplus of the Corporation in the manner and upon the terms and conditions provided by law.

         SECTION 11.2 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for preparing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Adopted by resolution of the Board of Directors on the ________ day of September, 2000.



                                                     Robert P. Crabb, Secretary


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